UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 2, 2007

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 2, 2007, Merit Medical Systems, Inc. (“Merit”) issued a press release announcing its operating and financial results for the quarter ended March 31, 2007.  The full text of Merit’s press release, together with related unaudited financial statements, is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Merit under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01   Other Events

Share Repurchase Plan

On May 2, 2007, Merit announced that its Board of Directors authorized the repurchase of up to approximately 1.4 million shares of Merit’s outstanding common stock. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d)            Exhibits

99.1          Press Release Issued by Merit Medical Systems, Inc., dated May 2, 2007, entitled “Merit Medical Announces Increased Sales and Improved Earnings” together with related unaudited financial statements.

 99.2          Press Release Issued by Merit Medical Systems, Inc., dated May 2, 2007, entitled “Merit Medical Announces Stock Repurchase Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 2, 2007	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated May 2, 2007, entitled “Merit Medical Announces Increased Sales and Improved Earnings.”
99.2	Press Release, dated May 2, 2007, entitled “Merit Medical Announces Stock Repurchase Plan.”